      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION on July 9, 2002
                           REGISTRATION NO. 333-73956

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

     ----------------------------------------------------------------------
                              AMENDMENT NUMBER TWO
                                  TO FORM SB-2
             Registration Statement under the Securities Act of 1933
    ------------------------------------------------------------------------

                           WORLD ROLLER ALLIANCE, INC.
             (Exact Name of Registrant as Specified in its Charter)

               FLORIDA                         7929                       65-0953056
              ---------                       --------                    ------------
   (State or Other Jurisdiction       (Primary Standard Industrial        (IRS Employer
 of Incorporation or Organization)     Classification Code Number)     Identification Number)

  3650 SW 10th Street, Suite 14, Deerfield Beach, Florida 33442 (954) 421-4477
  ----------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                                 SHAHRUKH DHANJI
     3801 North Federal Highway, Pompano Beach, Florida 33064 (954) 782-0511
     -----------------------------------------------------------------------
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of Communications to:
                             RICHARD P. GREENE, ESQ.
      2455 E. Sunrise Boulevard, Suite 905, Fort Lauderdale, Florida 33304
                                 (954) 564-6616

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended (the "Securities Act"), check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act , check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

----------------------- ---------------------------------- ------------------- -------------------- ---------------

Title of Each Class                                        Proposed Maximum    Proposed Maximum     Amount of
of Securities to be                                        Offering Price      Aggregate Offering   Registration
Registered              Amount to be Registered            Per Share           Price                Fee
----------------------- ---------------------------------- ------------------- -------------------- ---------------
Common stock ($.0001    Maximum ..................               $2.00             $2,500,000
par value)              1,250,000
                                                                 $2.00                 $25,000
                        Minimum ..................
                        12,500
----------------------- ---------------------------------- ------------------- -------------------- ---------------
   Common stock of
 Selling Stockholders                   1,326,000                $2.00             $2,652,000
----------------------- ---------------------------------- ------------------- -------------------- ---------------
        Total                                                                                           $55.20(1)
----------------------- ---------------------------------- ------------------- -------------------- ---------------

(1) This registration fee is calculated at $.000092 for the additional 300,000 shares offered based on the maximum aggregate offering price of the securities being registered in accordance with Rule 457(o).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a), OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
PURSUANT TO SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                                2,576,000 Shares
                                  Common Stock

         Of the 2,576,000 shares of common stock being registered, 1,250,000 are being offered by World Roller Alliance, Inc. and 1,326,000 are being registered for the benefit of the selling stockholders. The public offering price will be
$2.00 per share. This offering will expire one year from the date of this prospectus. We must sell a minimum of 12,500 shares in order to receive proceeds from the Offering.

                              --------------------

The common stock being offered involves a high degree of risk. See "Risk
Factors" commencing on page 5 for a discussion of certain factors that should be considered by prospective investors. The common stock being offered is not listed on any national securities market.

                              --------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Subject to completion July ___ 2002

                               PROSPECTUS SUMMARY

                           World Roller Alliance, Inc.

         In August, 1989, Company Founder and President Patrick J. Schaefer
formed a separate company, World Roller Federation, Inc. to bring a version of roller derby back to American television and arenas.  That company produced and aired programming until it was determined that a new type of roller skate and style was dominating the market - in-line skates.  The company changed its format and name to RollerSport Challenge and again produced and aired programming using more of the in-line skate style of skating.  To meet the changing demands of viewers who were demanding a more aggressive/extreme type of skating project, Mr. Schaefer formed the current Company known as World Roller
Alliance, Inc. ("WRA" or "Company"). We intend to produce and stage a television game concept and arena product based on the aggressive/extreme style of skating.

         As of the date of this Prospectus, we have not yet commenced business operations and should be considered a development stage company. We have not started to train talent nor do we have any payroll at this time. Upon completion of the Offering, we intend to implement our business plan. We anticipate that our revenue will be derived from television advertising, show distribution, merchandising, arena events and corporate sponsorships. (See "Business of the
Company.")

         Our executive offices are located at 3650 SW 10TH Street, Suite 14,
Deerfield Beach, Florida 33442  and our telephone number is (954) 421-4477.

                                  The Offering

         We are offering our shares of common stock at $2.00 per share on a self-underwritten basis. All funds received shall be deposited into an Escrow
Account at SunTrust Bank.  At such time as the minimum offering amount has been received and accepted, the funds may be paid and used by us in accordance with the use of proceeds table set forth herein (see "Use of Proceeds.") In the event that the minimum amount of 12,500 shares is not sold by the end of the 12 month period commencing on the effective date of the registration statement (the
"Termination Date"), all funds shall be returned to the investors, without interest, within 10 days of the Termination Date.

         Affiliates of our Company may not purchase shares of our stock in order to achieve the minimum amount of our offering.

Common Stock Offered
by World Roller Alliance                                 1,250,000 common shares

This offering will expire            This Offering will begin upon effectiveness
                                     and will expire whenever all of the shares
                                     are sold, or 12 months after the date
                                     of effectiveness, whichever comes first.

Common Stock Offered by
Selling Stockholders                                     1,326,000 common shares

Common Stock outstanding
prior to this offering                                   7,392,350 common shares

Common Stock outstanding
after this offering                                      8,642,350 common shares

                                  Risk Factors

         You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing World Roller Alliance. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations or financial condition.

         If any of the following risks occur, our business financial condition or results of operations could be materially harmed. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

         You could lose all of your investment if World Roller Alliance does not remain a going concern.

Development Stage Company
-------------------------

     World Roller Alliance is a development stage company.  We have completed certain advance broadcast revenue arrangements and have to complete the video taping of show segments for these commitments to start generating revenue.
Therefore, we are subject to all the risks inherent in the establishment of this new operating venture, including the likelihood of operating losses.

     Our Auditor's opinion assumes we will continue as a going concern. In order to carry out our operating plans, we must obtain additional funding from outside sources. World Roller Alliance is relying, in part, on the success of this offering in order to implement its plans to develop the Company. Presently,
World Roller Alliance is relying on its ability to raise the necessary capital through borrowing to fund the day-to-day operations. Due to our limited assets and resources, there can be no assurance that we will be successful in obtaining the necessary financing either from this offering or other sources including debt.

     You may be unable to  effectively evaluate  our company  for  investment purposes because we have a limited operating history. Since we were founded in
1999, we have focused on the development of the banked track/extreme skating concept, broadcast arrangements, organization and associations to meet television commitments, securing of talent and related issues. We have embarked upon our new broadcast/show strategies and have a limited prior operating history with this specific type of event and/or limited operating revenue. Our prospect for success must be considered in light of the risks and difficulties encountered by a company with a limited operating history.

Limited Operating History
-------------------------

     Since we have a limited operating history, it is difficult to evaluate our business or our future prospects. Our revenue and income potential is unproven and our business model is still emerging. If our business model does not prove to be profitable, investors may lose their investment. To date, we have not earned any revenue from our new operations. Our historical financial information is of limited value in projecting our future operating results because of our lack of operating history and the emerging nature of our business model. We have lost money since we began operations and, as of March 31, 2002, we had a loss of
$(101,330). We have generated no revenues since inception and derive all of our funding from the sale of our common stock. The investment capital refers to private placement funds received from the sale of common stock. We plan to invest heavily in sales, marketing, advertising, infrastructure development, and applications development. As a result, we expect that we will continue to lose money through 2002. World Roller Alliance may never achieve or sustain profitability.

Liability
---------

     WRA is engaged in a sport event which  carries the potential for employee injury as well as certain other potential liabilities from the staging of live arena events. Allegations of improper track design, audience injury or mishap, cancelled live gate bookings, weather, talent contract disputes and similarly related events could subject us to litigation and potential liability for settlement, cancellation and/or judgment awards. We will carry a full range of appropriate liability and other insurance on each live arena event as well as show completion bond insurance to cover these potential liabilities to the extent that the various individual policy provisions cover said occurrences.
There are no assurances that the amount of liability insurance and other coverage we will secure will adequately cover all potential liability and/or other claims and that any such liability and/or other claims will not exceed the coverage limits of such a policy and that such insurance will continue to be available on commercially reasonable terms or at all. Consequently, a liability claim or other such claim with respect to uninsured liabilities or in excess of insured liabilities would have a material adverse effect on our business, financial condition and results of operation.

No Assurance of a Public Market
-------------------------------

     Our common stock is not presently traded on any established  market. There is no prior trading market for our common stock and there can be no assurance that a trading market for the common stock will develop, or if developed, that it will continue. If no market develops, it may be difficult or impossible for holders of the common stock to sell their shares if they should so desire. In addition, there are substantial restrictions on the sale or transfer of the common stock imposed by Federal and State securities laws. There are no assurances that holders will be able to sell their offering of the common stock or that sufficient shares will be sold to create a public market for the common stock.

Investors May Lose Their Entire Investment
------------------------------------------

     There can be no assurance that our offering will raise operating  capital for our initial 12 months of operations. Should the minimum amount of the offering be the only amount raised in the offering, we could not operate for our initial 12 months and amounts contributed by investors in reaching the minimum would not be returned to the investors. Failure by the Company to raise additional equity or debt financing would impair our operations and investors may lose the total amount of their investment.

Selling Shareholder Effect on Market
------------------------------------

     When our selling shareholders sell their  respective  shares,  the market price of our stock could be potentially depressed and as a result you may not be able to sell your shares at the previously higher market price. Selling a large volume of shares in a short period of time will create downward pressure on the price of our common stock unless there is buying in the market. Without a balanced market in our stock, all of our shareholders are at risk of selling their shares at depressed prices, thus realizing a reduced gain, if any.

Limitations on Transferability
------------------------------

     It is unlikely that investors will be able to liquidate their investments in the shares in the event of an emergency or for any other reason. A public market for the shares does not currently exist. Moreover, the transferability of the stock is subject to certain restrictions on resale imposed under Federal and
State securities laws.

Dependence on Management
------------------------

     Management believes that its success will largely depend on implementation of the business plan. Management is experienced in the area of operation in which the Company functions. The new focus of our operations requires management's ability to master certain aspects in the running of this new sports segment, as well as the enhancements of market opportunities and competitive variables. The new focus is the aggressive/extreme skating approach. We know of no other organization that combines the theatrics of wrestling, and the game approach of roller derby with aggressive/extreme skating. We believe this focus will generate great interest in the entertainment industry, however, there can be no assurance that the Company's operations will be successful.

Our Officers and Directors Will Control Us After the Offering and May Make
---------------------------------------------------------------------------
Decisions With Which You May Disagree
------------------------------------
         Control of the Company may be exercised by the officers and directors of the Company through their direct and indirect stock ownership. Our officers and directors will control the Company after this offering and may make decisions and set Company policy with which you may disagree.

Loss of Key Trainer
-------------------

     We intend to utilize  the  services  of Mr.  Desmond  Kameka to recruit and train professional skaters for our business operations. Mr. Kameka is well known and has a good reputation in the industry. The loss or unavailability of Mr.
Kameka could be detrimental to our business operation unless a suitable replacement could be found.

Potential Offering Benefits to Company Insiders
-----------------------------------------------

     The Company's Executive Committee may, in its' discretion,  include as part of the offering, benefits, earned salaries and loan repayments to officers and directors that were incurred in the development of this project.

Dilution
--------

         Following the purchase of the common stock, investors will experience immediate and substantial dilution of their investment.

Arbitrary Offering Price
------------------------

     We have determined the number of shares to be  offered  based  upon our estimate of the amount of proceeds necessary for planned uses. The offering price is not based on our assets, book value, or earnings. Accordingly, the offering price should not be considered an indication of the actual fair market value of the common stock as if appraised by a qualified third party.

Reliance on Public Acceptance
-----------------------------

     Our success is dependent on public acceptance and support of its shows, as well as acceptance of its various products - home video, live arena attendance,
900 number - and merchandise offerings. Management believes that interest in the
Globe Warriors show will stem from the expanding interest in and popularity of sports entertainment. There are no assurances that the trends will continue in the direction that management forecasts and even if such trends continue, there are no assurances that we will be able to derive the income and/or value from these broadcasts and other revenue areas as projected. While the conclusions of our management on the prospects of individual markets, broadcast exposure and viewer habits might be favorable when the shows are initially broadcast, there are no assurances that the actual operating results will reach the levels indicated by management.

Intellectual Property
---------------------

     Our success depends and will continue to depend on certain trade  secrets, on proprietary "know-how," and on its ongoing endeavors involving our World
Roller Alliance shows. Our management is bound by employment agreements which include non-disclosure clauses that are structured to protect the Company's proprietary information and know-how. There can be no assurance that these agreements and clauses will protect the Company or provide adequate remedies for the Company in the event of unauthorized use or disclosure of such information, or that others will not be able to develop similar shows or competing shows independently. There can be no assurance that allegations of infringement of proprietary rights will not be made or that, if made, such allegations would not be sustained if litigated. Litigation may be necessary by the Company to enforce proprietary intellectual information and know-how owned by the Company to defend the Company against claimed infringement of the rights of others or to determine the ownership, scope or viability of substantial litigation expenses and to divert time and effort of management personnel. The occurrence of such litigation or the effect of an adverse determination in any such litigation could have a material adverse effect on our business, financial condition and results of operation.

Competition
-----------

     The sports entertainment industry is highly competitive.  Other companies which provide sporting events and shows or operate in a similar manner may have substantially greater financial and/or marketing resources than we do. We will be competing in the fast-paced sports entertainment industry where new shows and events vying for viewers will compete directly and indirectly with our shows.
Viewer tastes and desires fluctuate and are difficult to predict. There are no assurances that we will be able to accurately predict these trends or keep pace with changes that may occur within the industry. To our knowledge, there are currently no other companies or organizations offering the type of programming which we intend to offer.

Unavailable Talent
------------------

     We depend upon locating and hiring talent to be used in our events. Should we be unable to locate and hire the talent required to complete our shows, our economic success will be substantially impaired.

Receipt of Less Than Maximum Offering Proceeds
----------------------------------------------

     It is possible that the Company will sell less than the maximum  amount of shares being offered. Receipt of proceeds which are less than the amount from the maximum offering amount will cause the Company to delay and/or modify its current plan and would impair the Company's business operations.

Funds Will Not Be Returned To Investors
---------------------------------------

     We are  offering a minimum amount of common stock which  will  result in proceeds of $25,000 to the Company. Once the minimum offering amount has been subscribed for, we will utilize those funds for our business operations and investors will not receive a return of their investment. You should be aware that receipt of the minimum offering amount would severely impair our business operations.

General Economic Conditions
---------------------------

     The financial success of the Company may be sensitive to adverse changes in general economic conditions in the markets and/or regions in which its shows will be broadcast such as recession, inflation, unemployment increases, and interest rates among its own operations, or the operations of the companies, broadcast networks and/or stations its shows are aired on. Specifically, greater unemployment could indicate that fewer paying customers could or would attend live arena events. These changes could cause the cost of talent, labor, capital and other expenses to rise faster than the Company could absorb or respond to.
Such changing conditions also could reduce the profitability of the shows. We have no control over any of these changes or conditions.

                           Forward-Looking Statements

     Some of the  information  contained in this  prospectus  involves  forward-
looking statements. These statements include, but are not limited to, statements about our industry, plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements by their nature involve risks and uncertainties. Therefore, actual results may differ materially from those implied or expressed by these statements. Accordingly, you should not place undue reliance on these forward-looking statements.

                                 Use of Proceeds

     The net proceeds to World Roller Alliance range from $25,000 (the
"Minimum") to $2,500,000 (the "Maximum"). Management will have discretion to allocate the proceeds of the offering in terms of timing and priorities in keeping with the business plan. Should only the Minimum be raised, we anticipate operating capital for three months. Assuming 100% of the offering is successfully sold, we anticipate 24 months of capital requirements. More detailed tables indicating the proposed use of funds for 10%, 25%, 50%, 75% and
100% are listed on the following pages.

     It is possible that no proceeds may be raised from this offering.  If fewer than all of the shares are sold, we will have to delay or modify our current plans. There can be no assurance that any delay or modification will not adversely affect our development. If we require additional funds to develop our plan, such funds may not be available on terms acceptable to us. In the event that less than 10% of this offering is sold, we intend to focus our efforts and capital on marketing. While there can be no assurance of success, it is our goal to invest heavily in our marketing efforts in an attempt to take World Roller
Alliance out of the development stage and begin recognizing transactional revenue. We will not pursue any further programming or development until additional funds either from sales or investment capital can be secured.

                          Use of Proceeds Summary Table
                          -----------------------------

     The  foregoing represents World Roller Alliance's best estimate of its allocation of the proceeds of this offering, based upon the current state of our business operations and our current plans. Pending application of the net proceeds of this offering, we may temporarily invest such funds in interest-bearing accounts, certificates of deposit, government obligations, short-term interest bearing obligations, and similar short-term investments.

                             Use of Proceeds - 100%

Schedule assumes World Roller Alliance receives 100% of the offering or $2,500,000

         Gross Proceeds                                       $ 2,500,000                        100%
         Commissions                                          $         0
                                                              ---------------                   -------
         Net Proceeds                                         $ 2,500,000                        100%

         Individual Expenses                                  Dollar Amount                    % of Total
        --------------------------                           -------------------              --------------
         Staff/Talent/Support                                 $    600,000                         24%
         Arena Expenses                                            100,000                          4%
         Equipment Purchase                                         60,000                          2%
         Equipment Lease                                            25,000                          1%
         Travel                                                    100,000                          4%
         Television Production, Pre- and Post Edit,
         Syndication and Distribution                              650,000                         26%
         Marketing and Promotion                                   220,000                          9%
         Administrative Expenses                                   270,000                         11%
         Insurance                                                  50,000                          2%
         Legal and Accounting                                      100,000                          4%
         Training Expenses                                         200,000                          8%
         Offering Expenses                                          57,500                          2%
         Working Capital                                            67,500                          3%
                                                               $ 2,500,000                         100%

                              Use of Proceeds - 75%

Schedule assumes World Roller Alliance receives 75% of the offering or $1,875,000

         Gross Proceeds                                       $ 1,875,000                        100%
         Commissions                                          $         0
                                                              ---------------                   -------
         Net Proceeds                                         $ 1,875,000                        100%

         Individual Expenses                                  Dollar Amount                     % of Total
         -------------------------                           -----------------                ------------
         Staff/Talent/Support                                  $   468,750                         25%
         Arena Expenses                                            75,000                          4%
         Equipment Purchase                                        56,250                          3%
         Equipment Lease                                           18,750                          1%
         Travel                                                    75,000                          4%
         Television Production, Pre- and Post Edit,
         Syndication and Distribution                             468,750                         25%
         Marketing and Promotion                                  168,750                          9%
         Administrative Expenses                                  225,000                         12%
         Insurance                                                 37,500                          2%
         Legal and Accounting                                      56,250                          3%
         Training Expenses                                        131,250                          7%
         Offering Expenses                                         57,500                          3%
         Working Capital                                           36,250                          2%
                                                              $ 1,875,000                         100%

                                                         Use of Proceeds - 50%

Schedule assumes that World Roller Alliance receives 50% of this offering or $1,250,000:

         Gross Proceeds                                       $ 1,250,000                        100%
         Commissions                                          $         0
                                                              ---------------                   -------
         Net Proceeds                                         $ 1,250,000                        100%

         Individual Expenses                                  Dollar Amount                  % of Total
         -----------------------                            ------------------               --------------
         Staff/Talent/Support                                 $   337,500                         27%
         Arena Expenses                                            37,500                          3%
         Equipment Purchase                                        25,000                          2%
         Equipment Lease                                           12,500                          1%
         Travel                                                    37,500                          3%
         Television Production, Pre- and Post Edit,
         Syndication and Distribution                             312,500                         25%
         Marketing and Promotion                                  112,500                          9%
         Administrative Expenses                                  167,500                         13%
         Insurance                                                 25,000                          2%
         Legal and Accounting                                      37,500                          3%
         Training Expenses                                         62,500                          5%
         Offering Expenses                                         57,500                          5%
         Working Capital                                           25,000                          2%
                                                              $ 1,250,000                        100%

                                       10

                              Use of Proceeds - 25%

Schedule assumes World Roller Alliance receives 25% of the offering or $625,000

         Gross Proceeds                                       $ 625,000                          100%
         Commissions                                          $       0
                                                              ---------------                   -------
         Net Proceeds                                         $ 625,000                          100%

         Individual Expenses                                  Dollar Amount                     % of Total
         ----------------------                             -------------------               --------------
         Staff/Talent/Support                                 $ 168,750                           27%
         Arena Expenses                                          25,000                            4%
         Equipment Purchase                                       6,250                            1%
         Equipment Lease                                              0                            0%
         Travel                                                  18,750                            3%
         Television Production, Pre- and Post Edit,
         Syndication and Distribution                           156,250                           25%
         Marketing and Promotion                                 62,500                           10%
         Administrative Expenses                                 55,000                            9%
         Insurance                                                6,250                            1%
         Legal and Accounting                                    18,750                            3%
         Training Expenses                                       31,250                            5%
         Offering Expenses                                       57,500                            9%
         Working Capital                                         18,750                            3%
                                                             $  625,000                          100%

                              Use of Proceeds - 10%

Schedule assumes World Roller Alliance receives 10% of the offering or $25,000

         Gross Proceeds                                       $ 25,000                          100%
         Commissions                                          $      0
                                                              ---------------                   -------
         Net Proceeds                                         $ 25,000                          100%

         Individual Expenses                                  Dollar Amount                   % of Total
         -----------------------                              ---------------               --------------
         Staff/Talent/Support                                 $  8,000                           32%
         Rent                                                    5,600                           23%
         Telephone / fax                                           600                            3%
         Equipment Lease                                           800                            4%
         Travel                                                  3,000                           12%
         Marketing and Promotion                                 2,500                           10%
         Legal and Accounting                                    2,200                            8%
         Insurance                                               1,200                            5%
         Working Capital                                         1,100                            3%
                                                             $  25,000                          100%

                                       11

                         Determination of Offering Price

     The offering price of the  selling  stockholders'  shares was  calculated pursuant to Rule 457(c) of Regulation C with a good faith estimate that the price will be the same as the price World Roller Alliance is offering its
1,250,000 common shares.

     The offering  price of the 1,250,000  common  shares  being  offered on a
"direct participation" basis has been determined primarily by the capital requirements of World Roller Alliance and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares is not based on past earnings nor is it indicative of current market value for the assets owned by World Roller
Alliance.

                                    Dilution

     On a pro forma basis including shares issued in April and May of 2002,
World Roller Alliance had a net book value of $(17,060) or $0 per share (based on 7,410,850 shares outstanding). The net tangible book value per share is equal to World Roller Alliance's total tangible assets, less total liabilities and divided by total number of shares of common stock outstanding. After giving effect to the sale of 100% of the shares at the public offering price of $2.00 per share, the net tangible book value of World Roller Alliance would be
$2,482,940 or $.29 per share. This represents an immediate increase in net tangible book value of $1.71 per share attributable to new investors purchasing shares in this offering. The following table illustrates the per share dilution in net tangible book value per share to new investors assuming different levels of success in the sale of this offering of common stock. Dilution is the difference between the public offering price per share and the net tangible book value per share of common stock after giving effect to the public offering.

                                          Assuming the              Assuming the
                                          Sale of 100%               Sale of 10%
                                            of this                   of this
                                            Offering                  Offering
                                          --------------             -------------
Public Offering Price of                     $2.00                     $2.00

Net tangible book value
per share for existing
shareholders before offering                 $0.00                     $0.00

Increase per share attributable
to payment for shares purchased
by new investors                             $0.29                     $0.03

Pro Forma net tangible
book value after offering                    $0.29                     $0.03

Net Tangible book value dilution
per share to new investors                   $1.71                     $1.97

     The information set forth above regarding dilution assumes the sale of 100%
or 10% of the 1,250,000 shares being offered. If less than 10% of the shares offered are purchased, all funds will be returned to investors. The 1,326,000 shares being offered by the selling stockholders are outstanding shares of common stock and, therefore, do not contribute to dilution, however may contribute to depressing the market price for investors based on the timing and amount of shares sold.

                                       12

                                 Dividend Policy

     World Roller Alliance has not paid cash dividends on its common stock since its inception. We currently intend to retain any future earnings for use in the expansion of the business, and therefore do not anticipate declaring any cash dividends in the foreseeable future. The declaration and payment of cash dividends, if any, will be at the discretion of the Board of Directors of the
Company and will depend, among other things, upon World Roller Alliance's earnings, capital requirements, and financial condition.

                            Selling Security Holders

     The  following table  sets forth information  as of April 30,  2002 with respect to the beneficial ownership of our common stock both before and immediately following the offering. The table includes those who beneficially own more than 5% of our outstanding common stock, the selling security holders in this offering, and each of the Directors and Executive Officers in the summary compensation table.

     The percentages determined in these calculations are based upon 7,392,350 of our common shares that are issued and outstanding as of the date of this
Prospectus. The percentages determined in calculations after this offering were determined by adding the 1,250,000 common shares that may be issued and outstanding if 100% of the shares offered are sold. The Securities and Exchange
Commission's rules were followed in determining beneficial ownership. Therefore, we have included shares over which a person has voting or investment power. We have followed the Securities and Exchange Commission Rule 13d-3(d)(i) in
calculating percentage of ownership.

                                                 Shares                    Number of                Shares
                                           Beneficially Owned               Shares            Beneficially Owned
                                          Prior to Offering(1)               Being             After Offering(2)
                                        Number           Percent            Offered        Number           Percent
                                        ------           -------            -------        ------           -------
AUW, Inc.                                   5,000             *              5,000             5,000             *
Action Stocks, Inc.                       700,000          9.5%           700,000            700,000          8.1%
Owen Barrow                                 5,000             *              5,000             5,000             *
Sylvia L. Carns                             1,000             *              1,000             1,000             *
D.P. Morton & Associates                  200,000          2.7%           200,000            200,000          2.3%
Shahrukh Dhanji (4)                     1,000,000         13.5%             20,000         1,000,000         11.6%
Zayn Dhanji (5)                            25,000             *               -0-             25,000             *
Zoya Dhanji (5)                            25,000             *               -0-             25,000             *
John Gaudiosi                               5,000             *              5,000             5,000             *
Richard P. Greene                         250,000          3.4%            95,000            250,000          2.9%
Jay Joshi                                  10,000             *            10,000             10,000             *
LDV, Inc.                                 200,000          2.7%           200,000            200,000          2.3%
Craig T. Leitner (4)                      260,000          3.5%            10,000            260,000          3.0%
Meer Draca Inc.                           250,000          3.4%            10,000            250,000          2.9%
Robert O'Donovan (4)                      250,000          3.4%               -0-            250,000          2.9%
Keith Roberts                               5,000             *             5,000              5,000             *
Schaefer Entertainment, Inc. (3)        2,100,000         28.4%            50,000          2,100,000         24.3%
Patrick J. Schaefer (4)                 1,850,000         25.0%               -0-          1,850,000         21.4%
Robert Todoroff (4)                        10,000             *               -0-             10,000             *
James Villaroel                            10,000             *            10,000             10,000             *
---------------------

*  Indicates less than 1 % beneficial ownership

1.      Percentages were based on the number of shares issued and outstanding as of April 30, 2002, which equaled 7,392,350 common shares.

2.      Percentages were based on the number of shares issued and outstanding assuming that 100% of the 1,250,000 common shares being Offered are successfully sold, which would equal a total of 8,642,350 common shares issued and outstanding.

3.      The Company's President, Patrick J. Schaefer, is the sole owner of
        Schaefer Entertainment, Inc. Mr. Schaefer, along with the other officers and directors, control approximately 74% of the Company's common stock.

                                       13

4.      Mr. Dhanji, Mr. Donovan, Mr. Leitner, Mr. Schaefer and Mr. Todoroff are
        officers and/or directors of the Company.

5.      Zayn Dhanji and Zoya Dhanji are the children of Shahrukh Dhanji, our
        Vice President.

                              Plan of Distribution

     World Roller Alliance is offering 1,250,000 shares of common stock through its officers and directors on a "direct participation" basis at a purchase price of $2.00 per share. All sales of our common stock must be made at the fixed price of $2.00 until a market develops. Thereafter, sales can be made at prevailing market prices. This offering will begin upon effectiveness and will expire whenever all of the shares are sold, or 12 months after the date of effectiveness, whichever comes first. The Selling Stockholders will be selling
1,326,000 common shares. This offering will be conducted beginning from the effective date and will expire whenever all of the shares are sold or 12 months after the date of effectiveness, whichever comes first. World Roller Alliance is managing this offering without an underwriter. The shares will be offered and sold by World Roller Alliance's President, Patrick Schaefer and its Vice
President, Shahrukh Dhanji. These officers will not receive a sales commission or other compensation, except for reimbursement of expenses actually incurred on behalf of World Roller Alliance for such activities. In connection with their efforts, they will rely on the safe harbor provisions of Rule 3a4-1 of the
Securities and Exchange Act of 1934. Generally speaking, Rule 3a4-1 provides an exemption from the broker/dealer registration requirements of the 1934 act for associated persons of an issuer. No one, including World Roller Alliance, has made any commitment to purchase any or all of the shares. Rather, the officers and directors will use their best efforts to find purchasers for the shares.
World Roller Alliance cannot state how many shares will successfully be sold.

     World Roller Alliance anticipates  selling the shares to persons whom it believes may be interested or who have contacted World Roller Alliance with interest in purchasing the securities. World Roller Alliance may sell shares to such persons if they reside in a state in which the shares legally may be sold and in which World Roller Alliance is permitted to sell the shares. World Roller
Alliance is not obligated to sell shares to any such persons.

     We have established an escrow account at SunTrust Bank wherein funds will be held until such time as the Minimum offering amount has been subscribed for.
At that time, the funds will be dispersed to be used for our business operations.

     We reserve the right to reject any subscription in full or in part and to terminate this offering at any time. Officers,  directors,  present stockholders of World Roller  Alliance and persons  associated with them may purchase some of the shares.  However,  officers,  directors,  and their  affiliates shall not be permitted to purchase more than 20% of the shares being sold and such  purchases will be held for  investment and not for resale.  In addition,  no proceeds from this offering will be used to finance any such purchases.

     No person has been  authorized to give any  information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by World Roller Alliance. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus.

                                       14

     Purchasers of shares either in this offering or in any subsequent  trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-
executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption render exemption applicable.

     In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

     The selling stockholders and  any  broker-dealers  participating  in the distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. The shares may also be sold pursuant to Rule 144 under the 1933
Act beginning one year after the shares were issued.

     We have filed the registration  statement, of which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the
Selling Stockholders will sell any or all of the shares they desire to sell, or that we will sell any of the shares we desire to sell.

     Under the Securities Exchange Act of 1934 and the regulations there under, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of World Roller Alliance during the applicable "cooling off"
periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, which provisions may limit the timing of purchases and sales of common stock by the
Selling Stockholders. We will pay all of the expenses incident to this offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers, or agents.

     We have advised the selling stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this
Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. Our officers and directors, along with affiliates, will not engage in any hedging, short, or any other type of transaction covered by Regulation M.

     Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling
Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling
Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

                                       15

                                Legal Proceedings

     As of the date of this prospectus, neither World Roller Alliance nor any of its' officers or directors are involved in any litigation either as plaintiffs or defendants. As of this date, there is not any threatened or pending litigation against World Roller Alliance or any of its' officers or directors.

          Directors, Executive Officers, Promoters, and Control Persons

         Set forth below is certain information concerning the directors and executive directors of World Roller Alliance.

        Name                           Age             Position
        ----                           ---             --------

        Patrick J. Schaefer             53              President, Chief Executive Officer and Director
        Shahrukh S. Dhanji              34              Vice President and Director
        Craig Leitner                   42              Secretary/Treasurer
        Robert O'Donovan                45              Vice President of Operations
        Robert Todoroff                 32              Director

Biographies
-----------

PATRICK J. SCHAEFER, PRESIDENT, CHIEF EXECUTIVE OFFICER and DIRECTOR

     Mr. Schaefer, age 53, formed the World Roller Alliance in August, 1999 as a spin off of an earlier sports entertainment company. He was President of Olympia
Promotions, Inc. from 1983 through August, 1986. From August 1986 through August
1989, Mr. Schaefer was Vice President/International Operations for RJS Marketing
Worldwide, Inc. In August 1989, Mr. Schaefer founded the World Roller
Federation. The WRF changed formats and names to become RollerSport Challenge in
December 1995, and again changed formats and names to the World Roller Alliance in August, 1999 to meet the changing demands of television audiences. Mr.
Schaefer attended the University of Cincinnati, received an Associate of Arts degree from Hillsborough Community College and a Bachelor of Arts degree from the University of South Florida.

SHAHRUKH S. DHANJI, VICE PRESIDENT and DIRECTOR

     Mr. Dhanji, age 34, will serve as Vice President  and  Director  of the
Company. After graduating from the District of Columbia School of Law, Mr.
Dhanji worked as a Mediator/Arbitrator in Ft. Lauderdale, Florida. He was
President of Environmental Testing Laboratories from March, 1990 through
September, 1995. After leaving ETL, Mr. Dhanji was a Consultant to Sartech
Systems, Inc. until leaving in 1999 to form CounterBalance Investments, Inc., where he is currently President/CEO. Mr. Dhanji served in the United States Navy from 1986 through 1993. He received a Bachelor of Arts degree from Nova
University and a Juris Doctor degree from the District of Columbia School of
Law.

CRAIG T. LEITNER, SECRETARY/TREASURER

     Mr.  Leitner,  age 42, is a Certified  Public  Accountant.  He is currently
Controller for X-Point Technologies and will assume full time duties with the
World Roller Alliance upon funding of the Company. From September 1994 to
October 1997 Mr. Leitner was Controller for Visionary Entertainment Group. From
January 1989 to July 1994 he was Controller of The Calumite Company. Mr. Leitner
also worked as Senior Accountant for Knight Enterprises. Mr. Leitner received a
BBA in Accounting from the University of Michigan.

ROBERT O'DONOVAN, VICE PRESIDENT of OPERATIONS

     Mr. O'Donovan, age 45, has been involved and assisted in the formulation of the Company since its inception in August 1999 although not as a full time employee. He is currently an operational technician for the Circuit City company. From 1995 through August, 1999, Mr. O'Donovan was a consultant to Air
China/Peoples Republic of China Airlines, Beacon Brewery and Avalon Sports. From
January 1992 through December 1995, he was Vice President of Flying Operations
for SkyBus & Sky Shuttle Airlines. From 1981 through December 1991, Mr.
O'Donovan was Executive Coordinator of pilot training for Eastern Airlines.
Prior to 1981 Mr. O'Donovan served on active duty in the US Marines in the areas of Aviation and Special Operations. He holds a Bachelor of Arts and Masters degree from Pennsylvania State University and is a graduate of the Command &
General Staff School/Naval Postgraduate School/War College.

ROBERT TODOROFF, DIRECTOR

     Mr. Todoroff, age 32, currently  serves as a Director. Since 1997,  Mr.
Todoroff has been President of Sports Development Enterprises, a sports complex, and President of Sports Mall Concessions, a concession stand operation. Since
1998, he has been President of Sports Mall Development, which is in business to develop sports complexes. From 1996 to 1997, he was a manufacturers representative for McBee Publishing and from 1995 to 1996 he was a manufacturers sales representative for Beaverite Products. From 1992 to 1996, he was the
President and Founder of Modern Marketing, Inc. From 1990 to 1991, as a civilian he was employed as a marketing specialist for the U.S. Air Force Morale Welfare and Recreation Division. He graduated from State University of New York at
Buffalo with a Bachelor of Science in Business Administration.

         Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information as of April 30, 2002, with respect to the beneficial ownership of the common stock of World Roller
Alliance by each beneficial owner of more than 5% of the outstanding shares of common stock of World Roller Alliance, each director, each executive officer named in the "Summary Compensation" Table and all executive officers and directors of World Roller Alliance as a group, and sets forth the number of shares of World Roller Alliance's common stock owned by each such person and group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.

                                                                                             Percentage of
                                                                                          Outstanding Common
                                                                                                 Stock Owned
                                                                                          -------------------------
       Name and                                    Shares of                                              After
     of Beneficial                               Common Stock                          Before          Offering of
         Owner                                Beneficially Owned                      Offering         All Shares
  -------------------                         ------------------                      --------         ----------

Shahrukh Dhanji (1)                                1,050,000                            13.6%             11.7%
4200 Vinkmulder Rd.
Coconut Creek, FL 33073

Schaefer Entertainment, Inc. (2)                   2,100,000                            27.3%             23.5%
3640 SW 10th Street, Suite 14
Deerfield Beach, FL 33442

Patrick J. Schaefer                                1,850,000                            24.0%             20.7%
3650 SW 10th Street, Suite 14
Deerfield Beach, FL 33442

                                       16

Action Stocks, Inc.                                 700,000                             9.1%              7.8%
990 Highland Drive, Suite 106
Solana Beach, CA 92075

Craig T. Leitner                                    260,000                             3.4%              2.9%
3650 SW 10th Street, Suite 14
Deerfield Beach, FL 33442

Robert O'Donovan                                    250,000                             3.2%              2.8%
3650 SW 10th Street, Suite 14
Deerfield Beach, FL 33442

Robert Todoroff                                     10,000                                *                 *
3650 SW 10th Street, Suite 14
Deerfield Beach, FL 33442

All directors and                                  5,520,000                            71.7%            61.7%
executive officers
as a group (5 persons)
------------------------

(1) Includes 50,000 shares owned by Mr. Dhanji's children.
(2) Patrick Schaefer, the Company's President, is the sole shareholder of
    Schaefer Entertainment, Inc.

                            Description of Securities

Common Stock
------------

     The authorized common stock of World Roller Alliance consists of 40,000,000 shares, with each share having a par value of $0.001. As of April 30, 2002, there were 7,392,350 common shares issued and outstanding. There were approximately 39 holders of common stock as of April 30, 2002.

     Holders of common  stock are  entitled to one vote per share on all matters submitted to a vote of shareholders of World Roller Alliance and may not cumulate votes for the election of directors. Holders of the common stock have the right to receive dividends when, as, and if declared by the board of directors from funds legally available. Upon liquidation of World Roller
Alliance, holders of the common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of World Roller Alliance. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. All shares of common stock have equal rights and preferences. All shares of common stock now outstanding are fully paid for and non-assessable.

     World Roller  Alliance has never paid a cash  dividend on the common stock.
World Roller Alliance currently intends to retain all earnings, if any, to increase the capital of World Roller Alliance to effect planned development activities and to pay dividends only when it is prudent to do so and World
Roller Alliance's performance justifies such action. Holders of common stock are entitled to receive dividends out of funds legally available when, as, and if declared by World Roller Alliance's board of directors.

Other Securities
----------------

         There are currently no preferred shares or other debt or equity securities issued, outstanding, or authorized.

                                       17

                          Transfer Agent and Registrar

         The Transfer Agent for the common stock is:

                         Florida Atlantic Stock Transfer, Inc.
                         7130 Nob Hill Road
                         Tamarac, Florida  33321

         The Registered Agent is:

                         Shahrukh Dhanji
                         3801 North Federal Highway
                         Pompano Beach, Florida 33064

                      Interest of Named Experts and Counsel

     Richard P. Greene, P.A.  hall  opine as to the  validity  of the shares registered in this registration statement. Mr. Greene owns 250,000 shares of the
Company's common stock of which 95,000 are being registered hereby.

                      Disclosure of Commission Position On
                 Indemnification For Securities Act Liabilities

     World Roller Alliance, Inc.'s articles of incorporation provide that World
Roller Alliance will indemnify any officer, director, or former officer or director, to the full extent permitted by law. This could include indemnification for liabilities under securities laws enacted for shareholder protection.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             Description of Business

Development
-----------

     World Roller Alliance was incorporated on August 4, 1999 as  Schaefer
Entertainment until it changed to its present name on May 21, 2001. There were no assets or liabilities in the Company at the time of the name change. We changed our name to World Roller Alliance to meet the changing demands of viewers who were demanding a more aggressive/extreme type of skating project. We intend to develop and produce a television game concept based on aggressive/extreme style skating. We are not a spin-off of any former roller operation. The World Roller Federation and Roller Sport Challenge are separate companies that were controlled by the Company's President. Mr. Schaefer has brought business contacts and sponsors which he developed with his past companies to our Company.

                                       18

Business
--------

     We have developed a variation of the popular 1950-60's roller derby sports game. Our new variation of this American sport is based upon management's extensive experience and present knowledge with respect to the current established trends among teenagers, young adults and older adults in sports entertainment televised events, as well as the refinement of televised sporting events from professional football, baseball, basketball, hockey, auto racing and the explosive popularity of professional wrestling.

     The WRA falls into  the area  of "sports  entertainment" in that it is presented as a legitimate sport yet is scripted and presented as a weekly soap-opera/event. The term sports entertainment was actually developed and first used by World Wrestling Federation President Vincent McMahon to describe the overall presentation of professional wrestling. The WRA falls into this same category. The sports entertainment arena is made up of weekly television programs based around a sporting event, yet the show is carried by and revolves around feature characters that may be good, bad or both. The weekly television program is then followed by live arena events where the viewers can see the performers they watch on television each week live and in person. At the arenas, the fans have the opportunity to purchase merchandise associated with their favorite character or team and show their support by cheering (or jeering), displaying signs, etc. Most of the WRA weekly television programs will be video taped in arenas around the United States, giving the local fans the opportunity to be a part of the show when it is taped in their hometown.

     As a result of prior affiliations on the part of World Roller Federation and RollerSport Challenge series, the WRA will and does benefit from those contacts and associations. We have an existing written confirmation that the
Globe Warriors program will be included as part of the weekly Extreme Sports programming block on Fox Sports Net and related broadcast/cable outlets.

The Globe Warriors Game
-----------------------

     The Company's innovation of the old roller  derby  format  utilizes  the elements and components of modern sports entertainment: constant action;
offensive scoring opportunities; visual effects; personalities; team rivalries;
fan involvement and identification; and merchandising and special events. We designed a team sport game which fits into the defined pre-conceptions of today's sports viewer. The new concept has been developed specifically to be television and audience viewer friendly, mostly as a result of the game's style and the new track design format, along with young, marketable athletes on in-line skates. The underlying audience and viewer profile has been designed to attract and appeal to the same audience and viewer profile of wrestling, as well as the Generation X viewer.

     The Globe Warriors game is not skated on traditional wooden oval track, but a 100 x 80 foot fiberglass molded stage with a banked oval surface built into the center of the structure. The stage utilizes the popular extreme and aggressive skating type 1/4 pipe at one end of the structure. Skaters have the option of staying on the track or utilizing the 1/4 pipe in an extreme and aggressive style of skating that is currently popular with the younger audience profile. All skating action begins at the top of "launch ramp" 1/4 pipe.

     Skating is not the primary offering  of the Globe  Warriors  television program. As with wrestling, the viewers will be entertained by special effect entrance of the teams, controversy between those teams and individuals, colorful uniforms, the standard and successful good versus evil format, altercations, feuds and all of the sizzle that has gone into and been proven to be popular components of professional wrestling programming. The entire presentation will be staged in a Hollywood manner using special graphic and animated effects for the show's opening, talent entrances and closing.

     The object of the game is for one of the  skaters to first obtain  the
"globe," a clear orb constructed of transparent Lucite with internal lighting through either the use of speed or skating skill, and then place the globe into a goal. The globe is positioned approximately six feet above the tope of the bowl end of the track, meaning that the player obtaining the globe must skate up the side of the 1/4 pipe bowl and jump in mid-air to reach the optimum release point. After the globe is placed into the goal, another globe is released and is thus available to put into play. Each goal is awarded one point and the team with the most points at the end of time regulation is the winner.

                                       19

Operations
----------

     We intend to start with three  teams and expand to six teams  within the first nine months of operation. Currently, we have no teams in place, however, we intend to begin forming teams upon receipt of funding. At that time, we will open a training facility and assess talent. We have determined the foregoing schedule to ensure that each team is staffed with enough quality players as to not downgrade player performances and, thus, the presentation of the shows.
Talent will be evenly distributed between the teams so each features a minimum of two athletes who can be actively promoted as well as provide fan involvement and identification.

     We currently have received commitments from skating  talent with whom we intend to start show production. We will recruit additional talent through the operation of a training facility in the Ft. Lauderdale, Florida area. Our training coordinator, Desmond Kameka, is currently ranked in the top 10 of in-line skaters and has the industry reputation to recruit and train professional skaters to meet the needs of the Globe Warriors sport. Mr. Kameka previously skated for the StarRiders team of RollerSport Challenge and will be one of our featured skaters. Mr. Kameka is not under contract with the Company at this time.

     New and additional talent recruitment will be conducted initially in the
South Florida and greater Tampa Bay areas. As a result of Mr. Schaefer's previous RollerSport Challenge series, we have previous associations and relationships that will be utilized to hold auditions in conjunction with local professional skating clubs and businesses. Training will be conducted at the same facility we use as our corporate headquarters. The building is essentially a 15,000 square foot warehouse type structure with high ceilings and few internal support columns.

     The visual side of the WRA will consist of colorful uniforms  designed by such firms as Michael & Toni's of Tampa, Florida. Michael designs all of the costumes for wrestling's "Macho Man Randy Savage" as well as numerous musical groups dating back to Jimmy Hendricks in the 1960's. In addition, we have contacted two other designers to aid and assist in this important visual area.
The Company's President, Mr. Patrick Schaefer, has worked with both Desmond
Kameka and Michael & Toni's of Tampa in previous business dealings. Mr. Schaefer believes that, although there are no current agreements in place, these relationships will benefit the WRA business operations. Mr. Schaefer will make final determinations with regard to selection of the uniform vendor based upon price and reputation.

     Based upon our stated use of proceeds, we must receive at least $750,000 to fully implement the initial stage of our business plan. Should less funding be received, we shall prioritize the use of funds to best implement the initial stage of our business. Seven hundred fifty thousand dollars would allow us to hire talent, have access to a training center and to begin the television production process.

Marketing and Television
------------------------

     Since we are in the entertainment field, marketing is intertwined with the airing of its shows on television. The primary promotional vehicle for the WRA is its weekly television program. Since 1990, roller programs produced by companies owned by Mr. Schaefer have aired in first run syndication throughout the United States and on Sports Channel America as well as Europe and the Far
East. We should benefit from these affiliations and associations in the areas of syndication and distribution of our program. Saturation is the key word in the success of any sports entertainment program and we plan to air a weekly program on cable, network and in first-run syndication during each week. The World
Wrestling Federation utilized this same formula successfully in its early days.
We have managed to secure verbal agreements and Letters of Intent to achieve these objectives during our first year of operation.

     Through a written  confirmation with Fredricks Entertainment, Inc., Globe
Warriors will air as part of the Extreme Sports Television program block on Fox
Sports Net. Globe Warriors will be included as part of the Extreme Sports programming block on Fox Sports Net. Other programming will include skateboarding, wave runner and snow board competitions. The commitment calls for
Fox Sports Net to air all or segments of the weekly WRA television programs and for FoxNet production representatives to handle all the production of the WRA television programs. In addition, a roll-over agreement from the prior roller project will result in current WRA program being aired throughout Central and
South America in addition to airing in 7.5 million Spanish speaking television households in the United States on GEMS television.

                                       20

     Our Letter of Intent with the TransAmerica  Media Group places our shows in
Central and South America for both the Spanish and Portuguese languages. Under the deal structure, all expenses associated with the distribution and conversion to Spanish and Portuguese are assumed by the distributor and we receive 50% of all revenues generated from the placement of shows. Tied to the program placement are live event promotions and merchandise sales in the South American markets.

     The prior success of the RollerSport Challenge benefits the Company in that mostly all of the established contractual participants from that project and the broadcast/cable outlets have indicated an interest in pursuing a business relationship with the Company since it has assumed all the rights to the
RollerSport Challenge series, name and related aspects.

     We  also  benefit  from prior affiliations in the  area  of home video distributions. Forty minutes of edited roller footage of earlier roller programs were sold to a division of K-Tell Records who distributed this footage internationally as an in-store purchase and rental video. Initial rights encompassed an up-front fee of $15,000 with us receiving an additional $0.20 from every video sold. This association will be expanded to include our current shows. A similar type of prior associative benefit exists in that the original roller television program was sold to Bangkok television in a 26 weeks syndication deal that allows for two runs of each program during the period. We will also benefit from a prior association with Lifestyle Television, a London
Screen Sport station, which has aired and purchased prior roller sports programs from the Company's executives. In addition, a prior association also existed with Polygram, which purchased the television rights for the original programming of the prior roller series. That deal involved a flat fee purchase price against 13% of the retail price of each program. This arrangement will be revisited by us upon completion of the offering.

     Management  has contacted various new  markets as future outlets for the expansion of the exposure base for its shows. One of the initial areas for this is the establishment of teams in specific cities as the initial fan base. Past roller expertise and experience has established followings in California and
Florida, with the most recent events drawing large crowds in Fort Lauderdale,
Tampa and Daytona Beach. The original roller derby series in the 50's and 60's scored well with crowds in New York, thus management has held discussions with representatives from Madison Square Garden. Bally's Resort in Las Vegas has also been approached and has indicated they would be interested in our business as a part of their family entertainment commitment.

     Our management have also been in discussions with a promoter in Hong Kong who is interested in tours of that country and mainland China. The Hong Kong deal calls for a team to be based in that city. This would be a departure from the known team concept involving this sport and those based on the fan base previously outlined. Teams from specific cities are not particularly the strength of viewer interest in roller sport type events. While teams will indeed have specific city and/or geographic area team names, the venue calls for moving the shows to arenas with the highest proven fan demographic base. This team positioning and broadcast marketing approach will ensure that events are sold out and playing to full arenas.

     We will also offer geographic exclusivity to private  arenas in specific parts of the country in areas that traditionally do not tend to draw or have on their premises major entertainment events. A stationary team franchise is not a feasible methodology for marketing and exposing this particular sport as it tends to be a traveling "road" show building fan anticipation in much the same manner as the proven wrestling travel format. However management's experience has shown that there is viability in having specific anchor locations for the teams and thus management intends to arrange exclusivity to specific anchor locations for the team any number of times during the year, essentially making its house team. The foregoing is a result of vacant facilities. Owners of these arenas have voiced substantial interest with the WRA for the utilization of their arenas that sit dark in excess of 120 days per year and earning no revenue. Under this plan, they would host WRA teams a minimum of one night per month and the arenas would gain television exposure via the televised taping at their facilities and the Company would benefit through the payment to it of a site fee.

                                       21

     The licensing of international franchises will allow one U.S. based team to travel throughout Europe and the Far East where roller programs produced by Mr.
Schaefer have previously aired. The U.S. team would play local teams in each market if available. International franchise will not only generate revenues through arena box office sales but will also expand our merchandise demand base.

Competition
-----------

     Our  competition is not a direct competitive situation as is usually the case with products, goods and/or services, but rather indirect and industry competition stemming from the fact that all entertainment, be it television, cable or movies vie for the leisure time of its target viewer base. To our knowledge, there are no major organizations involved in aggressive skating sports show entertainment.

     As the WRA's Globe Warriors are intended to be aired somewhere  between 8 and 11 PM on Thursday and Friday nights, 11 AM Saturday mornings and 5 PM
Wednesday afternoons, the show's competition will come from other televised and cable programs in its time slot. Because the proposed shows are live action based where the outcome is in doubt until the last minutes of any game, we believe that our proposed shows represent an exceptional opportunity to garner viewers either channel surfing or looking for entertainment other than the network sitcoms and movie offerings. Airing on Fox Sports Net means that our proposed shows will have the backing of a major broadcast company to aid and assist in the promotion and slotting of the proposed shows, as well as bringing them over 65 million households. We will also capitalize upon the unique new venue and nature of the WRA format which could generate considerable media buzz and public interest to result in meaningful tune-in numbers to see the extreme new track layout, globe and new scoring method. Promotional spots by Fox Sports
Net will capitalize on these qualities, as will the opening arena advance ticket sales. Advance marketing will include city press conferences, a track demonstration to garner public interest and news show introduction segments along with talk show appearances.

Patents and Trademarks
----------------------

         At the present time, we do not own any patents but have applied to trademark "World Roller Alliance."

Government Regulations
----------------------

        As an entertainment organization, we do not fall under local, state or federal regulations such as a boxing commission, racing sanctioning body, etc.
The closest thing to any governmental regulations the we fall under would be the
Federal Communications Commission (FCC) as the FCC's rules apply to what can and cannot be aired on U.S. television. Any program broadcast in the U.S. must meet and/or comply with certain ethical guidelines set by the FCC, however the FCC is not a regulatory agency specifically for the Company as a whole.

Employees
---------

     We  presently have one full  time  employee  who is also an officer and director. Staffing levels will be determined as the Company progresses and grows. As many independent contractors as possible will be used to keep payroll expenses to a minimum. Areas such as television production and marketing will be assigned to outside agencies, eliminating the need for inside positions to handle such areas. As travel/touring needs dictate, several independent contractor skaters will be moved to full time employees to facilitate travel teams to and for various arenas around the country. We do not anticipate this occurring for at least six months.

Reporting
---------

     At present, we are not considered  a fully reporting  company  but have voluntarily complied with many of the regulations such as holding annual stockholder meetings. After the filing of this registration statement, the
Company will be fully reporting and will provide our stockholders with the required annual reports.

                                       22

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

     World Roller  Alliance has completed the development of  its sports entertainment program called Globe Warriors. To date, we have had no shows and have not begun to recognize revenue from operations. Our primary focus at this point is developing our marketing efforts in the most effective and efficient manner possible.

       Our 12 month plan of operation requires the receipt of $750,000 and will be utilized as follows:

       Step 1  -  The initial $100,000 received will be used to open a training facility and corporate office. Included expenses will be construction and set up of track, training talent and administrative costs.

       Step 2  -  An additional receipt of $200,000 will cover extensive skater/
       talent recruitment, the re-shoot and edit of the promotional video, initiation of first run syndication of the weekly WRA Globe Warriors television program, pre-production of television program finalized, construction of travel track and acquisition of transport trailer for track, with continuing administrative expenses.

       Step 3  - An additional $200,000 will cover expenses involving expanded recruitment and training of talent, continued pre-production with angle and storyline development, purchase of costumes, wardrobe and equipment for video tapings, marketing and promotion for live events/weekly program, with continuing administrative expenses.

       Step 4  - An additional $250,000 will cover expenses for video tape footage for first 13 weekly television programs (arena events), post edit footage into 13 episodes, distribution and airing, expanded promotions and marketing, follow-up live tours in television markets and continuing administrative expenses.

       Should less than the $750,000 be received, we shall prioritize the use of funds to best implement the initial stage of our business plan.  (See
       "Use of Proceeds.")

     In addition to providing sport entertainment, we will be offering  the licensing of merchandise rights and merchandise sales direct to the public through the live gate events, arenas, by mail, through retail outlets and on the
Internet. These products include T-shirts, hats, shirts, team jerseys, photographs, posters, key chains. Merchandise sales will be handled by outside agencies assigned "licensing rights" to the WRA name and specific products. As such the Company does not need to maintain an inventory of merchandise and any returns will be handled through the licensee. While we have spoken to several companies interested in becoming licensee's for the WRA, no decision has been made which or how many companies will get license rights to WRA merchandise.

Liquidity and Capital Resources
-------------------------------

     From inception through March 31, 2002, we realized a loss of ($101,330). We are presently relying on our ability to borrow to fund the day-to-day operations of World Roller Alliance. We are relying, in part on the success of this offering to provide World Roller Alliance with the necessary capital to subsidize the day-to-day operations until we can reach a level of sales that will sustain our operating expenses. There can be no assurance that we will be able to continue to borrow capital to continue operations. There also can be no assurance that any shares of this offering will be successfully sold, and if sold, the capital received will be adequate to continue operations. The financial statements made part hereof have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                                       23

Marketing
----------

     Most of our marketing and promotion will be accomplished through the weekly television program called Globe Warriors, as well as paid advertising and event promotions with local establishments such as restaurants and clubs. Advertising rates will be adjusted depending upon the market response to the program and live arena acceptance of the Company events. In most television markets, the advertising rates charged for commercial time on the weekly WRA program is set by the individual station(s) airing the program.

     Sports entertainment  programming currently accounts for at least one-third of the top 10 weekly cable programming in the U.S. Customer or viewer loyalty is generated through the development of characters that various viewers can associate with. The weekly program is literally a "soap opera" with issues, feuds, controversy, story-lines and character development designed to attract and hold the interest of a specific portion of the television viewer market.
While this type of programming has traditionally attracted a predominately male,
18-34 year old audience, proper marketing and story-lines will attract and hold the interest of a wide demographic base of viewers.

     Our  management has experience in sports entertainment and has written scripts for both professional wrestling and previous roller skating programs.
Building on this experience, we intend to develop all storylines in-house by our own personnel. The prior operations in which management has been involved have no affiliation with WRA.

     Pricing at WRA arena events are structured to provide family  entertainment at a relatively low cost. While exact prices have yet to be established, we have in the past always offered a "family"  ticket  package (2 adults/2  children) at rates  approximately  one-third  below  individual  ticket  prices if  purchased separately.  Discount  coupons and special offers will be  established  with and offered by various restaurants, clubs, etc., in the various markets in which the
WRA appears and stages events.

     With our minimum offering of only $25,000, we may not be able to fund our operations for the initial 12 months without alternative financing sources. We believe $750,000 would be required to complete 13 shows for distribution, therefore should only the minimum offering be raised, money contributed by investors may be insufficient to carry out the contemplated business plan and such funds would not be returned to investors. We have stated in the Use of
Proceeds section that the minimum offering amount would sustain our operations for approximately three months. Should additional funds not be raised in the offering, we would restructure the current plan and seek additional private equity or debt financing.

Employees
---------

     We presently plan to add two employees to our staff. The level of employees is primarily contingent on the level of success of this offering. Our board of directors shall determine the compensation of all new employees based upon job description.

     All Officers of the Company have signed Employment Contracts that become effective when the Company is funded. All contracts are for a period of five years and all have a non-compete clause included in the Agreement. All
Agreements, with the exception of Mr. Dhanji, require full time devotion to the
Company.

                             Description of Property

     We currently  lease office space at 3650 SW 10th Street,  Deerfield  Beach,
Florida 33442.  We currently pay $300 per month for the office space.  We do not carry any contents insurance for this space. Upon funding,  we intend to lease a warehouse or warehouse space of approximately  14,000 square feet. The warehouse is intended to be  utilized as a training  facility  for skaters and a rehearsal location  for our shows.  All of our actual show  taping  events will be held in various arenas in front of a paying audience.

                                       24

                 Certain Relationships and Related Transactions

         Certain family members of Patrick Schaefer, the Company's President, own shares of the Company's common stock as set forth below:

Name                    # of Shares          Relationship            Date Acquired

Albert Schaefer           50,000                Father                 8/31/2001
J. Frank Spano            25,000                Father-in-law          8/31/2001
Dominque Spano             1,000                Niece                  8/31/2001

         Certain family members of Shahrukh Dhanji, the Company's Vice
President, own shares of the Company's common stock as set forth below:

Name                     # of Shares          Relationship           Date Acquired

Zayn Dhanji               25,000                Son                    8/31/2001
Zoya Dhanji               25,000                Daughter               8/31/2001

     The Company's Vice President, Shahrukh Dhanji, prepared a private placement memorandum for WRA and is currently owed $15,000 in outstanding legal fees. Our
President, Patrick Schaefer, advanced certain costs on our behalf and is owed
$60. This has been reflected as a non-interest bearing loan.

Consulting Relationship
-----------------------

     We have entered  into an Agreement  for  Services  (the  "Agreement")  with
Action Stocks,  Inc.  ("ASI") to provide various services in connection with our going-public  process.  The Agreement has been filed herewith as an exhibit. The
Agreement provides that we register and issue 700,000 shares of our common stock to ASI for these services.  This is the only  consulting  arrangement we have at this time.

            Market for Common Equity and Related Stockholder Matters

     Prior to this offering, there has been no public market  for the common stock of the Company. At the present time neither any National Securities
Exchange nor the NASDAQ stock market lists the securities offered. There is no public trading market for the common stock of World Roller Alliance. There are outstanding 7,392,350 common shares as of April 30, 2002. We are currently offering 1,250,000 common shares through this offering. We have also agreed to register an additional 1,326,000 for selling shareholders.

     Since its inception, no dividends have been paid on World Roller Alliance's common stock. We intend to retain any earnings for use in the business activities, so it is not expected that any dividends on the common stock will be declared and paid in the foreseeable future.

                           Summary Compensation Table

     The following  table  sets forth information concerning the aggregate compensation paid or to be paid by World Roller Alliance to its Chief Executive
Officer and each of the other executive officers for services rendered in all capacities to World Roller Alliance for the fiscal years ended June 30, 2000 and
2001.

                              Annual                             Long-Term                          All Other
                            Compensation                    Compensation Awards                    Compensation
                       --------------------          --------------------------------        -----------------------
                                                         Restricted
Name and                                              Stock      Stock     Securities                       Group
Principal             Fiscal                           Awards   Awards     Underlying         Matching    Life Ins.
Position               Year   Salary    Bonus         ($)           (#)      Options            401K       Premium

Patrick Schaefer       2000    $-0-      -0-           -0-          -0-         -0-               -0-         -0-
  President            2001    $-0-      -0-           -0-    1,850,000         -0-               -0-         -0-

Shahrukh Dhanji        2000      $       -0-          -0-           -0-         -0-               -0-         -0-
 Vice President        2001      $       -0-          -0-    1,000,000          -0-               -0-         -0-

Craig Leitner          2000      $       -0-          -0-           -0-         -0-               -0-         -0-
Sec./Treasurer         2001      $       -0-          -0-       250,000         -0-               -0-         -0-

Robert Donovan         2001      $       -0-          -0-           -0-         -0-               -0-         -0-
VP of Operations       2001      $       -0-          -0-       250,000         -0-               -0-         -0-

Robert Todoroff        2001      $       -0-          -0-           -0-         -0-               -0-         -0-
Director               2001      $       -0-          -0-        10,000         -0-               -0-         -0-

                                       25

Stock Options
-------------

     Our  Board of Directors has not granted any  stock options or  stock appreciation rights during our prior fiscal year or the current year to any person.

Benefit Plans
-------------

     World Roller Alliance currently has no benefit plans. When the funding is completed, we intend to offer a 401k plan for our employees and officers.
Additionally, we intend to add a group health plan for employees which will pay the monthly premiums for the employee only. Family members of the employee can be added to the plan but at their own expense. We feel that it will be important to be able to offer these minimal benefits in order to attract and retain talented employees.

Future Compensation
-------------------

        World Roller Alliance, based upon approval of its board of directors, may increase the current levels of compensation to its employees, officers, or directors either through the use of additional wages, incentive programs, restricted stock awards, or otherwise.

                                       26

                           World Roller Alliance, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                           WORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                  JUNE 30, 2001

                                     ASSETS

CURRENT ASSETS - CASH                                                           $       61
                                                                                ----------
TOTAL ASSETS                                                                    $       61
                                                                                ==========
                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

CURRENT LIABILITIES
     Accounts payable                                                           $   10,784
     Accounts payable - related party                                               15,900
     Loan payable - stockholder                                                      4,404
                                                                                 ---------
         Total current liabilities                                                  31,088
                                                                                 ---------
COMMITMENTS
STOCKHOLDERS' EQUITY (DEFICIT)
     Common stock, $.0001 par value,
         40,000,000 shares authorized,
         6,575,100 shares issued and outstanding                                       658
     Stock subscription receivable                                               (658)
     Deficit accumulated during the development stage                            (31,027)
                                                                                 ---------
         Total stockholders' equity (deficit)                                    (31,027)
                                                                                 ---------
     TOTAL LIABILITIES AND STOCKHOLDERS'
         EQUITY (DEFICIT)                                                       $       61
                                                                                 =========
               Read accompanying notes to financial statements

                                      F-1

                         WORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                          YEAR ENDED JUNE 30, 2001

REVENUES                                                                        $     -
OPERATING EXPENSES
     Legal Fees - related party                                                     15,000
     Printing and production                                                        11,612
     Travel                                                                          1,126
     Meals and entertainment                                                         1,112
     Rent- related party                                                               900
     Telephone                                                                         737
     Office expense                                                                    354
     Taxes and licenses                                                                185
                                                                                 ---------
         Total operating expenses                                                   31,027
                                                                                 ---------
NET (LOSS)EQUALS DEFICIT ACCUMULATED
     DURING THE DEVELOPMENT STAGE                                               $  (31,027)
                                                                                ==========
LOSS PER SHARE                                                                        -
                                                                                ==========
WEIGHTED AVERAGE SHARES
     OUTSTANDING - BASIC AND FULLY DILUTED                                       6,575,100
                                                                                ==========

                                      F-2

                         WORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                          YEAR ENDED JUNE 30, 2001

                                                                                                                DEFICIT
                                                                                                               ACCUMULATED
                                                                   NUMBER OF                 STOCK               DURING
                                                           COMMON         STOCK           SUBSCRIPTION         DEVELOPMENT
                                                           SHARES         AMOUNT           RECEIVABLE             STAGE       TOTAL
                                                          -------        -------             -------             -------     -------
BALANCE, JULY, 2000                                           -              -                 -                   -             -
Issuance of 6,575,100 shares
     of common stock for stock
     subscription receivable for
     $.0001 per share to founders
     at inception                                       6,575,100          $ 658          $(658)                -             -
Net (loss) during year                                     -                  -               -
                                                        ----------          ----           -------       $(31,027)       $(31,027)
BALANCE, JUNE 30, 2001                                  6,575,100          $ 658          $(658)      $(31,027)       $(31,027)
                                                        =========           ====           =======        ========          ========

                                      F-3

                         WORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                          YEAR ENDED JUNE 30, 2001

CASH FLOWS FROM OPERATING ACTIVITIES
     Net (loss)                                                       $(31,027)
     Adjustment to reconcile net loss to
       net cash used in operating activities:
         Increase on accounts payable                                     26,684
                                                                       ---------
NET CASH USED IN OPERATING ACTIVITIES                                  (4,343)
CASH FLOWS FROM FINANCING ACTIVITIES
     Increase in loan payable - stockholder                                4,404
                                                                       ---------
NET INCREASE IN CASH EQUALS CASH - JUNE 30, 2001                      $       61
                                                                      ==========
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING
     AND FINANCING ACTIVITIES
       6,575,100 shares of common stock issued
       for stock subscription receivable of $658

                                      F-4

                         WORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                JUNE 30, 2001

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description and Nature of Business

World Roller Alliance, Inc. was incorporated on August 4, 1999 under the laws of the State of Florida under the name of Schaefer Entertainment, Inc. On May 21,
2001 the Company amended its articles of incorporation and changed its name to
World Roller Alliance, Inc. The Company uses a fiscal year end of June 30. The
Company's main operations to date have been the development of the extreme skate sports television game concept. There were no operations for the period August
4, 1999 through June 30, 2000.

Income Taxes

Deferred tax assets and liabilities are classified in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), which generally requires the use of an asset liability approach for financial accounting and reporting for income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Statement of Cash Flows

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumption affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.
Accordingly, actual results could vary from the estimates used in preparing the financial statements.

                                      F-5

                         WORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                JUNE 30, 2001

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loss Per Share

Loss per share has been computed by dividing the net loss by the weighted average number of common shares outstanding.

NOTE 2. INCOME TAXES

As of June 30, 2001, the Company has a net operating loss carryforward for income tax purposes of approximately $31,000 through June 30, 2001, available to offset future taxable income. No deferred income taxes have been recorded due to the Company having no history of profitable operations. Significant components of the Company's net deferred income tax asset are as follows:

                          Net operating loss carry forward            $ 5,600
                          Less: Valuation allowance                    (5,600)
                                                                      -------
                          Net deferred income tax asset               $  -
                                                                      =======

NOTE 3. CAPITAL STOCK

The Company had originally authorized 10,000,000 common shares each with a par value of $.0001 per share. On May 21, 2001, the Board of Directors approved an increase in the number of authorized common shares to 40,000,000.
The Company is in the process of preparing a registration statement on Form SB-2 with the Securities and Exchange Commission for an initial public offering of the Company's common stock.

                                      F-6

                           bWORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                JUNE 30, 2001

NOTE 4. RELATED PARTY TRANSACTIONS

Office Facilities

The Company rents office space from a entity controlled by a stockholder of the
Company for $300 a month. The verbal agreement is on a month to month basis effective April 1, 2001. As of June 30, 2001 $900 is owed for rent and is included in accounts payable.

Legal Fees

The Company incurred $15,000 of legal fees payable to a major stockholder of the
Company relating to the preparation of a private placement memorandum, dated
April 19, 2001. The offering did not raise any funds and was eventually withdrawn.

Loans from Stockholder

As of June 30, 2001, the majority stockholder of the Company advanced a total of
$4,404 as a non-interest bearing loan and is expected to be repaid as cash flow permits.

NOTE 5. GOING CONCERN

The Company has no revenues to date and has incurred operating losses of $31,027 since inception and has a working capital deficit of $31,027 as of June 30,
2001. Since inception, the Company has been dependent upon the receipt of loans or other financing to fund its continuing activities. The Company believes that the proceeds of the offering referred to in Note 3 will be sufficient to effect its business plan and become a profitable enterprise. However, there can be no assurance that the initial public offering will be successful and will allow the
Company to become a profitable operating enterprise. In addition, the Company is dependent upon certain related parties to provide continued funding and capital resources. The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                                      F-7

                           WORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                JUNE 30, 2001

NOTE 6.  SUBSEQUENT EVENTS

Issuance of Stock

In July 2001, the Company issued 30,000 shares of common stock for cash at $.001 per share for a total of $30.

In August 2001, the Company issued 6,000 shares of common stock for cash at
$1.00 per share for a total of $6,000. The Company relied on Rule 504 of
Regulation D of the Securities Act of 1933 for the sale of these shares.

                                      F-8

                           WORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                 MARCH 31, 2002
                                   (UNAUDITED)

                                     ASSETS

CURRENT ASSETS
      Cash                                                            $ 4,442
      Prepaid expenses                                                  4,383
      Other current assets                                              1,500
                                                             -------------------

           Total Current Assets                                        10,325

Property and Equipment, net                                             1,032
                                                             -------------------

TOTAL ASSETS                                                         $ 11,357
                                                             ===================

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
      Accounts payable                                               $ 12,457
      Accounts payable - related party                                 15,900
      Loan payable - stockholder                                           60
                                                             -------------------

           Total Current Liabilities                                   28,417
                                                             -------------------

STOCKHOLDERS' EQUITY (DEFICIT)
      Common stock; $.0001 par value,
      40,000,000 shares authorized,
      6,709,350 shares issued and outstanding                             671
      Stock subscription receivable                                      (661)
      Additional paid-in capital                                       84,260
      Deficit accumulated during the development stage               (101,330)
                                                             -------------------

           Total Stockholders' Equity (Deficit)                       (17,060)
                                                             -------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                 $ 11,357
                                                             ===================

                 Read accompanying notes to financial statements

                                       F-1

                           WORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                        From Inception
                                      Quarter      Quarter    Nine Months  Nine Months  August 4,1999
                                       Ended        Ended        Ended        Ended       Through
                                     3/31/2002    3/31/2001    3/31/2002    3/31/2001    3/31/2002
                                    -----------  -----------  -----------  -----------  -----------

REVENUES                             $    -       $    -       $    -       $    -       $    -

OPERATING EXPENSES

  Advertising and promotion            24,355          -         25,720          -          25,720
  Legal fees                              -            -          5,000          -           5,000
  Legal fees - related party            3,000          -          5,500          -          20,500
  Consulting fees                       3,550          -          3,800          -           3,800
  Consulting fees - related party       9,350          -          9,850          -           9,850
  Website development                   1,100          -          1,100          -           1,100
  Printing and production                  85        1,300          235        1,300        11,847
  Audit fees                              -            -          4,500          -           4,500
  Accounting fees - related party       1,000          -          1,000          -           1,000
  Travel                                4,610          759        4,803          759         5,929
  Meals and entertainment               2,593          812        3,741            8         4,853
  Telephone                             1,008           61        1,676           61         2,413
  Rent - related party                    300          -            300          -           1,200
  Office expense                        1,215           79        2,102           79         2,457
  Insurance                               435          -            435          -             435
  Taxes and licenses                       71          150          541          150           726
                                    -----------  -----------  -----------  -----------  -----------
       Total operating expenses        52,672        3,161       70,303        3,161       101,330
                                    -----------  -----------  -----------  -----------  -----------

NET (LOSS)                           $ (52,672)   $ (3,161)    $ (70,303)   $ (3,161)   $ (101,330)
                                    ===========  ===========  ===========  ===========  ===========

LOSS PER SHARE                           (0.01)        -           (0.01)        -           (0.02)
                                    ===========  ===========  ===========  ===========  ===========

WEIGHTED AVERAGE NUMBER
      OF SHARES OUTSTANDING          6,684,544   6,575,100     6,628,905    6,575,100     6,620,602
                                    ===========  ===========  ===========  ===========  ============

                 Read accompanying notes to financial statements

                                       F-2

                           WORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      FOR THE PERIOD FROM AUGUST 4, 1999 (INCEPTION) THROUGH MARCH 31, 2002
                                   (UNAUDITED)

                                                                                                   DEFICIT
                                                                                                 ACCUMULATED
                                                     NUMBER OF             STOCK     ADDITIONAL     DURING
                                                COMMON       STOCK     SUBSCRIPTION   PAID-IN    DEVELOPMENT
                                                SHARES       AMOUNT     RECEIVABLE    CAPITAL       STAGE        TOTAL
                                             -----------  -----------  -----------  -----------  -----------  -----------

BALANCE, JULY 2000                                -            -            -            -            -            -

Issuance of 6,575,100 shares of common stock
      subscription receivable for $.0001
      per share to founders at inception      6,575,100     $ 658        $ (658)       $ -            -            -

Net (loss) during year                            -            -            -            -      $ (31,027)     $ (31,027)
                                             -----------  -----------  -----------  -----------  -----------  -----------
BALANCE, JUNE 30, 2001                        6,575,100     $ 658        $ (658)       $ -      $ (31,027)     $ (31,027)

Common stock issued for stock
      subscription receivable for $.0001         30,000         3            (3)         -            -            -
      per share
Issuance of common stock for cash
      at $1.00 per share                          6,000         1           -          5,999          -            6,000

Net (loss) during quarter                         -            -            -         (6,437)      (6,437)
                                             -----------  -----------  -----------  -----------  -----------  -----------

BALANCE, SEPTEMBER 30, 2001                   6,611,100     $ 662        $ (661)     $ 5,999    $ (37,464)     $ (31,464)

Issuance of common stock for cash
      at $1.00 per share                         13,000         1           -         12,999          -           13,000

Net (loss) during quarter                                                                         (11,194)       (11,194)
                                             -----------  -----------  -----------  -----------  -----------  -----------
BALANCE, DECEMBER 31, 2001                    6,624,100     $ 663        $ (661)    $ 18,998    $ (48,658)     $ (29,658)

Issuance of common stock for cash
      at $1.00 per share                         85,250         8           -         65,262          -           65,270

Net (loss) during quarter                                                                         (52,672)       (52,672)
                                             -----------  -----------  -----------  -----------  -----------  -----------
BALANCE, MARCH 31, 2002                       6,709,350     $ 671        $ (661)    $ 84,260    $ (101,330)    $ (17,060)
                                             ===========  ===========  ===========  ===========  ===========  ===========

                 Read accompanying notes to financial statements

                                       F-3

                           WORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                            From Inception
                                                         Nine Months       Nine Months      August 4, 1999
                                                            Ended             Ended            Through
                                                          3/31/2002         3/31/2001         3/31/2002
                                                      -----------------  ----------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES

     Net (Loss)                                          $ (70,303)         $ (3,161)         $ (101,330)
     Adjustments to reconcile net loss to
       net cash used in operating activities:
         Changes in operating assets and liabilities:
            (Increase) in prepaid expenses                  (4,383)                               (4,383)
            (Increase) in other assets                      (1,500)                               (1,500)
            Increase (decrease) in accounts payable          1,673             3,161              28,357
                                                      -----------------  ----------------  -----------------
NET CASH USED IN OPERATING ACTIVITIES                      (74,513)             -                (78,856)
                                                      -----------------  ----------------  -----------------

CASH FLOWS FROM INVESTING ACTIVITIES

     Purchase of equipment                                 (1,032)              -                 (1,032)

                                                      -----------------  -----------------  -----------------
NET CASH USED IN INVESTING ACTIVITIES                      (1,032)              -                 (1,032)
                                                      -----------------  -----------------  -----------------
CASH FLOWS FROM FINANCING ACTIVITIES

     Increase (decrease) in loan payable - stockholder     (4,344)              -                     60
     Proceeds from issuance of common stock                84,270               -                 84,270
                                                      -----------------  -----------------  ------------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                  79,926               -                 84,330
                                                      -----------------  -----------------  ------------------
NET INCREASE IN CASH                                        4,381               -                  4,442

CASH BALANCE - BEGINNING OF PERIOD                             61               -                    -
                                                      -----------------  -----------------  ------------------

CASH BALANCE - END OF PERIOD                              $ 4,442             $ -                $ 4,442
                                                      =================  =================  ==================

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING
     AND FINANCING ACTIVITIES
            6,605,100 shares of common stock issued for
            stock subscription receivable                     $ 3             $ -                  $ 661
                                                      =================  =================  ==================

                 Read accompanying notes to financial statements

                                       F-4

                           WORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2002

NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
          ------------------------------------------

Description and Nature of Business
----------------------------------

World Roller Alliance, Inc. was incorporated on August 4, 1999 under the laws of the State of Florida under the name of Schaefer Entertainment, Inc. On May 21,
2001 the Company amended its articles of incorporation and changed its name to
World Roller Alliance, Inc. The Company uses a fiscal year end of June 30. The
Company's main operations to date have been the development of the extreme skate sports television game concept.

Income Taxes
------------

Deferred tax assets and liabilities are classified in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), which generally requires the use of an asset liability approach for financial accounting and reporting for income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

Statement of Cash Flows
-----------------------

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates
----------------

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.
Accordingly, actual results could vary from the estimates used in preparing the financial statements.

                                      F-5

                           WORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2002

Loss Per Share
--------------

Loss per share has been computed by dividing the net loss by the weighted average number of common shares outstanding.

NOTE 2.   INCOME TAXES
          ------------

As of March 31, 2002, the Company has a deferred tax asset of $17,800. Due to the Company having no history of profitable operations, a 100% valuation allowance has been provided; therefore, no deferred tax asset has been recorded.

NOTE 3.   CAPITAL STOCK
          -------------

The Company had originally authorized 10,000,000 common shares each with a par value of $.0001 per share. On May 21, 2001, the Board of Directors approved an increase in the number of authorized common shares to 40,000,000.

The Company is in the process of preparing a registration statement on Form SB-2 with the Securities and Exchange Commission for an initial public offering of the Company's common stock.

NOTE 4.   RELATED PARTY TRANSACTIONS
          --------------------------

Office Facilities
-----------------

The Company rents office space from a entity controlled by a stockholder of the
Company for $300 a month. The verbal agreement is on a month to month basis effective April 1, 2001. This agreement was terminated in September 2001. As of
March 31, 2002, $900 is due for rent and is included in accounts payable.

Legal Fees
----------

The Company incurred $20,500 of legal fees payable to a major stockholder of the
Company, of which $17,500 related to the preparation of a private placement memorandum, dated April 19, 2001. The offering did not raise any funds and was eventually withdrawn. As of March 31, 2002, $15,000 of legal fees was due and is included in accounts payable.

Loans Payable - Stockholder
---------------------------

As of March 31, 2002, the majority stockholder of the Company advanced a total of $60 as a non-interest bearing loan and is expected to be repaid as cash flow requirements permit.

                                      F-6

                           WORLD ROLLER ALLIANCE, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 2002

NOTE 5.   GOING CONCERN
          -------------

The Company has no revenues to date and has incurred operating losses of
$101,330 since inception and has a working capital deficit of $18,092 as of
March 31, 2002. Since inception, the Company has been dependent upon the receipt of loans or other financing to fund its continuing activities. The Company believes that the proceeds of the offering referred to in Note 3 will be sufficient to affect its business plan and become a profitable enterprise.
However, there can be no assurance that the initial public offering will be successful and will allow the Company to become a profitable operating enterprise. In addition, the Company is dependent upon certain related parties to provide continued funding and capital resources. Management believes that sufficient funds will be raised to support operations for the twelve months subsequent to the balance sheet date.

The accompanying financial statements have been presented on the basis of the continuation of the Company as a going concern and do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 6.   COMMITMENTS
          -----------

The Company has entered into employment agreements with all four officers, with annual salaries ranging from $52,000 to $125,000. The terms range from 1 year to
5 years, each automatically extending in one-year increments and cancelable with
30 days written notice by either party. The total commitment from these agreements over 5 years totals $1,051,000.

NOTE 7.   SUBSEQUENT EVENTS
          -----------------

Issuance of Common Stock
------------------------

In April and May of 2002, the Company issued 701,500 shares of common stock for services to be rendered, valued at $1.00 per share for a total of $701,500.
Services to be rendered in consideration of 1,500 shares consist of photography and future temporary lodging facilities. Services to be rendered in consideration of 700,000 shares consist of assisting the Company in filing with the NASD for approval for listing of shares on the OTC Bulletin Board, finding market makers, raising additional financing if required, and providing public relations.

                                      F-7

                  Changes In and Disagreements With Accountants
                     On Accounting And Financial Disclosures

     There have been no changes in or disagreements with World Roller Alliance's accountants since the inception of World Roller Alliance required to be disclosed pursuant to Item 304 of Regulation SB.

                                  Legal Matters

     The validity of the issuance of shares of World  Roller  Alliance's  common stock being offered has been passed upon by Richard P. Greene, P.A., located in
Fort Lauderdale, Florida.

Experts

     The audited  financial statements of World Roller Alliance as of June 30,
2001, appearing in this prospectus and registration statement have been audited by Richard Harris & Associates, and are included in reliance upon such reports given upon the authority of Richard Harris & Associates, as experts in accounting and auditing. The Company has provided the interim unaudited financial statements as of March 31, 2002 and are included herewith.

                    Where You Can Find Additional Information

     A registration statemen  on Form SB-2, including amendments  thereto, relating to the shares offered hereby has been filed with the Securities and
Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto.
Statements contained in the prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to World
Roller Alliance and the shares offered hereby, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement may be inspected by anyone without charge at the Commission's principal office location at 450 Fifth Street, N.W., Washington, D.C. 20549, the
Northeast Regional Office location at 7 World Trade Center, 13th. Floor, New
York, New York, 10048, and the Midwest Regional Office location at Northwest
Atrium Center, 500 Madison Street, Chicago, Illinois 60661-2511 and copies of all or any part thereof may be obtained from the Public Reference Branch of the
Commission upon the payment of certain fees prescribed by the Commission. You may also obtain information on the Public Reference Room by calling the SEC at
1-800-SEC-0330. The Commission also maintains a site on the World Wide Web at
http://www.sec.gov that contains information regarding registrants that file electronically with the Commission.

                                       27

YOU SHOULD RELY ONLY ON INFORMATION              NO ACTION IS BEING TAKEN IN ANY
CONTAINED IN THIS PROSPECTUS. WE HAVE            JURISDICTION OUTSIDE THE UNITED
NOT AUTHORIZED ANYONE TO PROVIDE YOU             STATES TO PERMIT A PUBLIC OFFERING
WITH INFORMATION DIFFERENT FROM THAT             OF THE COMMON STOCK OR POSSESSION
CONTAINED IN THIS PROSPECTUS. WE ARE             OR DISTRIBUTION OF THIS PROSPECTUS
OFFERING TO SELL, AND SEEKING OFFERS             IN ANY SUCH JURISDICTION. PERSONS
TO BUY, SHARES OF COMMON STOCK ONLY IN           WHO COME INTO POSSESSION OF THIS
JURISDICTIONS WHERE OFFERS AND SALES             PROSPECTUS IN JURISDICTIONS OUTSIDE
ARE PERMITTED. THE INFORMATION CONTAINED         THE UNITED STATES ARE REQUIRED TO
IN THIS PROSPECTUS IS ACCURATE ONLY AS           INFORM THEMSELVES ABOUT AND TO
OF THE DATE OF THIS PROSPECTUS,                  OBSERVE ANY RESTRICTIONS AS TO THIS
REGARDLESS OF THE TIME OF DELIVERY OF            OFFERING AND THE DISTRIBUTION OF
THIS PROSPECTUS OR OF ANY SALE  OF OUR           THIS PROSPECTUS APPLICABLE TO THAT
COMMON STOCK.                                    JURISDICTION. UNTIL THE  EFFECTIVE
                                                 DATE ALL DEALERS THAT BUY, SELL OR
                                                 TRADE IN OUR COMMON STOCK,
                                                 WHETHER  OR NOT PARTICIPATING IN
                                                 THIS OFFERING, MAY BE REQUIRED TO
                                                 DELIVER A PROSPECTUS.

              TABLE OF CONTENTS

Prospectus Summary ..................................4
Risk Factors ........................................5
Use of Proceeds .....................................8          2,576,000 shares
Determination of Offering Price ....................11
Dilution ...........................................12
Selling Stockholders ...............................12           WORLD ROLLER
Plan of Distribution ...............................13          ALLIANCE, INC.
Legal Proceedings ..................................15
Directors, Officers, Promoters, and
  Control Persons ..................................15        ------------------
Security Ownership of Certain Beneficial
Owners and Management  .............................17
Description of Securities  ........................ 18            Prospectus
Interest of Named Experts and Counsel ..............18
Disclosure of Commission Position of                          ------------------
  Indemnification for Securities Act
  Liabilities ......................................19
Description of Business ............................19
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operation ........................................24
Description of Property ............................25
Certain Relationships and Related
  Transaction ......................................30
Market for Common Equity and Related
  Stockholder Matters ..............................26
Summary Compensation Table .........................26
Financial Statements ..................F-1 thru F-              July __, 2002
Changes in and Disagreements with
  Accountants on Accounting and

                                       28

                Part II - Information Not Required in Prospectus

Item 24.     Indemnification of Directors and Officers

     World Roller Alliance's Certificate of Incorporation eliminates, subject to certain exceptions, directors' personal liability to the Company or its stockholders for monetary damages and for breaches of fiduciary duties. The articles of incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director's duty of loyalty to
World Roller Alliance or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section ___ of the Florida General Corporation Law or
(iv) from any transaction from which the director derived an improper personal benefit.

     World Roller Alliance's Bylaws provide that the Company shall indemnify its directors, officers, and employees, to the full extent permitted under the
General Corporation Law of Florida. In addition, World Roller Alliance has entered or will enter into indemnification agreements with its directors, and officers that provide for indemnification in addition to the indemnification provided in World Roller Alliance's By Laws. The indemnification agreements contain provisions that may require World Roller Alliance, among other things, to indemnify its directors and executive officers against certain liabilities
(other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of World Roller Alliance or other entities to which they provide service at the request of the Company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. World Roller Alliance believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.
World Roller Alliance will obtain an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay.

Item 25.     Other Expenses of Issuance and Distribution

         It is estimated that the expenses incurred in connection with distribution of the shares of common stock being offered will be as follows:

                                                                    Expenses to be paid by
                    Item                                             World Roller Alliance
                   ------                                          -------------------------
                    Accounting                                            $   10,000.00 *
                    Attorney Fees                                         $   35,000.00 *
                    Printing Expense - Final Prospectus                   $    5,000.00 *
                    Standard & Poor's                                     $    3,790.00 *
                    Registration Fees - SEC (1)                           $    1,210.00 *
                    Transfer Agent                                        $    2,500.00 *
                                                                          ----------------
                    Total offering expense                                $   57,500.00 *

(1)    World Roller Alliance is offering 1,250,000 common shares through this offering has incurred $660 in registration fees; while, the selling shareholders are offering 1,326,000 common shares, incurred $605.20 in registration fees, that World Roller Alliance has paid on their behalf.

*     These figures represent estimations by management.

                                       29

Item 26.   Recent Sales of Unregistered Securities

     The  following  sets forth  information concerning unregistered  sales of common stock of World Roller Alliance. These were unsolicited transactions and did not involve any public solicitation or advertisement in any way. During the period from April 1, 2002 through May 15, 2002, we issued an aggregate of 1,500 shares of WRA common stock for services valued at $1,500. These shares were issued in reliance on an exemption provided for under Rule 504 of Regulation D of the Securities Act of 1933, as amended.

     In April of 2002, we issued 700,000  shares of our common stock to Action
Stocks, Inc., pursuant to Section 4(2) of the Securities Act of 1933, as amended. The 700,000 shares were issued pursuant to an Agreement For Services entered into between WRA and Actions Stocks (a copy of the Agreement has been included in the Exhibits filed herewith). The Agreement provides that Action
Stocks shall, upon the Company's closing on the minimum offering, assist us with gaining our listing on the OTC-BB for secondary market trading. In addition, they shall assist us by introducing us to market makers who may file our Form
211 and who may participate in secondary market activities. Action Stocks will provide us with a promotional campaign which shall be used to disseminate properly disclosed material corporate information about our company and to create market awareness of our company. Action Stocks shall not act as an underwriter or broker/dealer in connection with the offering. Four hundred thousand (400,000) founders shares previously purchased shares were returned to treasury.

Item 27.     Exhibits

Exhibit #

  3.i   Articles of Incorporation and Amendments (1)
  3.ii  By-Laws (1)

  4     Instruments defining the rights of holders (refer to exhibit 3)

  9     Voting Trust agreement (not applicable)

 10     Material contracts
         10.1   Employment Agreement with Patrick J. Schaefer dated 4/1/01 (1)
         10.2   Employment Agreement with Shahrukh S. Dhanji dated 4/16/01 (1)
         10.3   Employment Agreement with Robert O'Donovan dated 4/16/01 (1)
         10.4   Employment Agreement with Craig Leitner dated 5/1/01 (1)
         10.5   Agreement For Services (2)
         10.6   Form of Written Confirmation with Fredricks Entertainment, Inc.
         10.7   Form of Letter of Agreement for Syndication with TeleMarc
                Entertainment

 11    Statement re: Computation of per share earnings (not applicable)

 21    Subsidiary of the Registrant (not applicable)

 23.1  Opinion Re: Legality and Consent of Experts & Counsel (2)
 23.2  Consent of Auditor

 24    Power of Attorney (not applicable)

 99    Additional Exhibits
------------------------------------
1.     Incorporated by reference to our Registration Statement on Form SB-2 filed November 23, 2001, file number 333-73956
2.     Incorporated by reference to our Registration Statement on Form SB-2
       Amendment One, filed on May 24, 2002, filed number 333-73956

                                       30

                                   SIGNATURES

     In accordance  with the  requirements  of the  Securities  Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of
Deerfield Beach, Florida on 8th day of July, 2002.

                                                   World Roller Alliance, Inc.

                                                   /s/ Patrick Schaefer
                                                   --------------------------
                                                   Patrick Schaefer, CEO and President
                                                   (Principal Executive Officer)

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: July 8, 2002                                 /s/ Craig Leitner
                                                   -------------------------------------------
                                                   Craig Leitner, Secretary/Treasurer
                                                   (Principal Accounting Officer)

Date: July 8, 2002                                 /s/ Shahrukh S. Dhanji
                                                   -----------------------------------------
                                                   Shahrukh S. Dhanji, Vice President
                                                   and Director

Date: July 8, 2002                                 /s/ Robert Todoroff
                                                   -------------------------------------------
                                                   Robert Todoroff, Director